                                 LEASE AGREEMENT

                                 by and between

                            COHERENT, INC. (Landlord)

                                       and

                          LEGATO SYSTEMS, INC. (Tenant)

                                TABLE OF CONTENTS

                                                                            PAGE

1.   DEFINITIONS.......................................................        1
          1.1      Agreed Interest Rate................................        1
          1.2      Building............................................        1
          1.3      Commencement Date...................................        1
          1.4      Effective Date......................................        1
          1.5      Ground Lease........................................        1
          1.6      Ground Lessor.......................................        1
          1.7      Law.................................................        1
          1.8      Lease...............................................        2
          1.9      Lease Term..........................................        2
          1.10     Leasehold Improvements..............................        2
          1.11     Lender..............................................        2
          1.12     Monthly Rent........................................        2
          1.13     Other Areas.........................................        2
          1.14     Permitted Use.......................................        2
          1.15     Premises............................................        2
          1.16     Prepaid Rent........................................        3
          1.17     Private Restrictions................................        3
          1.18     Security Deposit....................................        3
          1.19     Tenant Improvements.................................        3
          1.20     Tenant's Minimum Liability Insurance Coverage.......        3
          1.21     Trade Fixtures......................................        3

2.   TERM AND ACCEPTANCE:..............................................        3
          2.1      Delivery and Acceptance of Possession...............        3
          2.2      Tenant Improvements.................................        3
          2.3      Options to Extend Lease Term........................        4

3.   RENT..............................................................        7
          3.1      Monthly Payments....................................        7
          3.2      Additional Rent.....................................        7
          3.3      Payment of Rent.....................................        7
          3.4      Late Charge and Interest on Rent in Default.........        7
          3.5      Prepayment of Rent..................................        8
          3.6      Security Deposit....................................        8

4.   USE OF PREMISES...................................................        9
          4.1      Limitation on Type..................................        9
          4.2      Compliance with Laws and Private Restrictions.......        9
          4.3      Insurance Requirements..............................        9
          4.4      Other Areas.........................................        9


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
                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

          4.5      Signs..............................................        10
          4.6      Intentionally Omitted..............................        10
          4.7      Parking............................................        10
          4.8      Intentionally Omitted. ............................        10
          4.9      Auctions...........................................        10

5.   TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS........................        10
          5.1      Trade Fixtures.....................................        10
          5.2      Leasehold Improvements.............................        10
          5.3      Alterations Required by Law........................        11
          5.4      Liens..............................................        11

6.   REPAIR AND MAINTENANCE...........................................        12
          6.1      Tenant's Obligation to Maintain....................        12
          6.2      Landlord's Obligation to Maintain..................        12
          6.3      Control of Other Areas.............................        13
          6.4      Tenant's Negligence................................        13

7.   UTILITIES........................................................        13
          7.1      Utilities..........................................        13
          7.2      Compliance with Governmental Regulations...........        13

8.   REAL PROPERTY TAXES..............................................        14
          8.1      Real Property Taxes Defined........................        14
          8.2      Tenant's Obligation to Reimburse...................        14
          8.3      Taxes on Tenant's Property.........................        15
          8.4      Tenant's Right to Contest..........................        15

9.   INSURANCE
          9.1      Tenant's Insurance.................................        15
          9.2      Landlord's Insurance...............................        17
          9.3      Tenant's Obligation to Reimburse...................        17
          9.4      Release and Waiver of Subrogation..................        18

10.  LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY.................        18
          10.1     Limitation on Landlord's Liability.................        18
          10.2     Limitation on Tenant's Recourse....................        18
          10.3     Indemnification of Landlord........................        19

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


11.  DAMAGE TO PREMISES...............................................        19
          11.1     Landlord's Duty to Restore.........................        19
          11.2     Landlord's Right to Terminate......................        20
          11.3     Tenant's Right to Terminate........................        21
          11.4     Abatement of Rent..................................        21

12.  CONDEMNATION.....................................................        21
          12.1     Taking of Premises.................................        21
          12.2     Termination By Tenant..............................        22
          12.3     Restoration and Abatement of Rent..................        22
          12.4     Temporary Taking...................................        22
          12.5     Division of Condemnation Award.....................        23

13.  DEFAULT AND REMEDIES.............................................        23
          13.1     Events of Tenant's Default.........................        23
          13.2     Landlord's Remedies................................        24
          13.3     Landlord's Default and Tenant's Remedies or
                     Tenant's Agents..................................        26
          13.4     Waiver.............................................        26

14.  ASSIGNMENT AND SUBLETTING........................................        27
          14.1     By Tenant..........................................        27
          14.2     By Landlord........................................        29

15.  WASTE DISPOSAL AND HAZARDOUS MATERIALS...........................        30
          15.1     Waste Disposal.....................................        30
          15.2     Hazardous Materials................................        30
          15.3     Existing Hazardous Materials.......................        32

16.  GENERAL PROVISIONS...............................................        36
          16.1     Landlord's Right to Enter..........................        36
          16.2     Surrender of the Premises..........................        36
          16.3     Holding Over.......................................        37
          16.4     Subordination......................................        37
          16.5     Tenant's Attornment................................        38
          16.6     Lender Protection..................................        38
          16.7     Estoppel Certificates and Financial Statements.....        38
          16.8     Force Majeure......................................        39
          16.9     Notices............................................        39
          16.10    Attorneys' Fees....................................        39

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

          16.11    Corporate Authority................................        40
          16.12    Miscellaneous......................................        40
          16.13    Brokerage Commissions..............................        40
          16.14    Consents and Approvals.............................        41
          16.15    Termination by Exercise of Option..................        41
          16.16    Entire Agreement...................................        41
          16.17    Condition Precedent................................        42


EXHIBITS
   Exhibit A    -     Legal Description
   Exhibit B    -     Tenant Improvement Agreement
   Exhibit C    -     Environmental Documents

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, dated January 26, 1996 for reference purposes only, is made by and between COHERENT, INC., a Delaware corporation ("Landlord"), and LEGATO SYSTEMS, INC., a Delaware corporation ("Tenant").

1. DEFINITIONS: Any term that is given a special meaning by this Paragraph 1 or by any other provision of this Lease (including the Exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto.

         1.1 Agreed Interest Rate: "Agreed Interest Rate" means that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) one percent (1%) plus the "prime rate" (the "reference rate" or "prime rate" quoted from time-to-time by the Bank) charged by the Bank of America, N.T. & S.A. ("Bank"), or (ii) the maximum interest rate permitted by law.

         1.2 Building: "Building" means that certain building (deemed to be 95,500 square feet) located on the Premises.

         1.3 Commencement Date: "Commencement Date" means the earliest to occur of the following dates: (i) September 1, 1996; (ii) the date of Substantial Completion of the Tenant Improvements (as defined in Exhibit B); or (iii) the date upon which Tenant actually occupies and conducts business in any portion of the Premises.

         1.4 Effective Date: "Effective Date" means the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

         1.5 Ground Lease: "Ground Lease" means the lease concerning the Premises as the same may be amended, modified, replaced or extended, by and between Ground Lessor and Landlord.

         1.6 Ground Lessor: "Ground Lessor" means The Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California.

         1.7 Law: "Law" means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utilities or special districts).

         1.8 Lease: "Lease" means this printed lease, Exhibit A (Legal Description), Exhibit B (Tenant Improvement Agreement), and Exhibit C (Environmental Documents), as the same may be amended in accordance with this Lease from time to time; all of which are attached hereto and incorporated herein by this reference.

         1.9 Lease Term: "Lease Term" shall be for a period of time commencing on the Commencement Date and ending on the last day of the one hundred twentieth (120th) full calendar month succeeding the Commencement Date, subject to extension pursuant to Paragraph 2.2.

         1.10 Leasehold Improvements: "Leasehold Improvements" means all improvements, additions, alterations, and fixtures (other than Trade Fixtures) installed in the Premises by Tenant, at its expense, after the completion of the Tenant Improvements.

         1.11 Lender: "Lender" means (i) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Premises, and the note or other obligations secured by it, and (ii) the lessor (including, without limitation, the Ground Lessor) under any underlying ground lease (including, without limitation, the Ground Lease) under which Landlord holds an interest in the Premises.

         1.12 Monthly Rent: "Monthly Rent" means the monthly rent payable by Tenant pursuant to Paragraph 3.1.

         1.13 Other Areas: "Other Areas" means all areas and facilities within the Premises, other than the Building (including the parking areas, driveways, pedestrian sidewalk, landscaped areas, trash enclosures, and the like).

         1.14 Permitted Use: "Permitted Use" means the use of the Premises for the development, manufacture, conduct of research pertaining to and marketing of computer software, and general office use with respect to each of the foregoing activities, in accordance with applicable laws and Private Restrictions. The "Permitted Use" may be modified only with the consent of the Landlord, which consent may not be unreasonably withheld, unless (i) the requested use is incompatible with the other tenants of the Premises, (ii) involves the use of Hazardous Materials (as defined in Paragraph 15) or other dangerous materials or processes, (iii) violates applicable Laws or Private Restrictions, (iv) reduces the Landlord's financial security in the Lease, or (v) is otherwise unsuitable in Landlord's reasonable opinion.

         1.15 Premises: "Premises" means that real property with all improvements now or hereafter located thereon commonly known as 3210 Porter Drive, Palo Alto, Santa Clara County, California described by the legal description attached hereto as Exhibit A.

         1.16 Prepaid Rent: "Prepaid Rent" means the sum of One Hundred Fifty-Seven Thousand Five Hundred Seventy-Five Dollars ($157,575.00).

         1.17 Private Restrictions: "Private Restrictions" means all covenants, conditions and restrictions, private agreements, reciprocal easement agreements, the Ground Lease and any other instruments (herein "encumbrances") affecting the use of the Premises recorded as of the Effective Date and all encumbrances recorded after the Effective Date which do not materially interfere with Tenant's then existing use of the Premises or, alternatively, which are approved by Tenant, which approval shall not be unreasonably withheld or delayed.

         1.18 Security Deposit: "Security Deposit" means the sum of One Hundred Fifty-Seven Thousand Five Hundred Seventy-Five Dollars ($157,575.00).

         1.19 Tenant Improvements: are defined in Exhibit B attached hereto and made a part hereof.

         1.20 Tenant's Minimum Liability Insurance Coverage: "Tenant's Minimum Liability Insurance Coverage" means a minimum limit of Three Million Dollars ($3,000,000) per occurrence.

         1.21 Trade Fixtures: "Trade Fixtures" means anything affixed to the Building or Other Areas by Tenant at its expense for purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without injury to the Building or Other Areas unless such thing has, by the manner in which it is affixed, become an integral part of the Building or Other Areas; provided, however, that all of Tenant's signs shall be Trade Fixtures regardless of how affixed to the Building or Other Areas.

2. TERM AND ACCEPTANCE: Landlord hereby leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Lease Term upon the terms and conditions stated in this Lease.

         2.1 Delivery and Acceptance of Possession: Tenant shall accept possession and enter into good faith occupancy of the entire Premises in their then existing condition as of the Commencement Date, "as- is". When the Commencement Date has been determined pursuant to Paragraph 1.3, Landlord and Tenant shall promptly confirm the same in writing.

         2.2 Tenant Improvements/Early Entry:

                  2.2.1 Tenant shall construct the Tenant Improvements pursuant to the terms of the Tenant Improvement Agreement executed concurrently with this Lease by Landlord and Tenant and attached hereto as Exhibit B.

                  2.2.2 Tenant and its agents and contractors shall have access to and may enter upon the Premises at any time and from time to time after the Effective Date for the purpose of inspecting, surveying, designing, planning and constructing the Tenant Improvements and installing Trade Fixtures, phone and telecommunications equipment and other equipment therein. Landlord shall use diligent efforts to cause its contractor, Earle Construction Company ("Earle"), to substantially complete, by March 1, 1996, the building improvements described in the construction contract between Earle and Landlord dated April 18, 1995 (the "Earle Contract"). Any such entry to or construction work on the Premises by any of the foregoing parties shall (i) be undertaken at Tenant's sole risk and responsibility, (ii) be coordinated with, and shall in no event interfere with or delay, any work being conducted on the Premises by or on behalf of Landlord, including, without limitation, any construction work performed by Earl Construction Company. During the period from the Effective Date to the Commencement Date, any entry by Tenant onto the Premises shall be subject to all of the terms and conditions of this Lease other than the payment of Monthly Rent and Additional Rent. Without limiting the generality of the foregoing, (i) at all times during any such entry, Tenant shall maintain all of the insurance required pursuant to Section 9 of this Lease, and (ii) Tenant shall indemnify, protect, defend and hold harmless Landlord, Ground Lessor and their agents, employees, successors and assigns from and against all liabilities, penalties, losses, damages, costs, expenses, causes of action, claims or judgements including, without limitation, injury or death to persons or damage or loss to property, or any delay or interference claims brought by any of Landlord's contractors performing work in the Premises, arising in whole or in part out of the exercise by Tenant, its agents or contractors of any early entry rights granted hereunder. This Lease shall commence on the Commencement Date regardless of the construction status of any improvements to the Premises completed or to be completed by or on behalf of either Landlord or Tenant.

         2.3 Options to Extend Lease Term: Landlord grants to Tenant two (2) separate options to extend the Lease Term. The first option shall extend the Lease Term for a five (5) year period ("First Option Term") following the end of the initial Lease Term. The second option shall extend the Lease Term to and including January 31, 2015 ("Second Option Term") following the end of the First Option Term. The First Option Term and Second Option Term are collectively referred to as "Option Terms." The exercise of such options is subject to the following terms and conditions:

                  2.3.1 Tenant must give Landlord notice in writing by United States Certified Mail, return receipt requested, of its intention to exercise the first option on or before Two Hundred Seventy (270) days prior to the date of expiration of the initial Lease Term. With respect to the second option, Tenant must provide such notice to Landlord on or before Two Hundred Seventy
(270) days prior to the expiration of the First Option Term.

                  2.3.2 Tenant may not exercise an option at any time that Tenant is in material default under the Lease or would be in default under this Lease but for the pendency of any grace or cure period specified in this Lease.

                  2.3.3 All terms and conditions of this Lease shall apply during the Option Terms, except that the Monthly Rent for the Option Terms shall be determined as provided in subparagraph 2.3.4 below.

                  2.3.4 The Monthly Rent for the Option Terms shall be the "fair market rent for the Premises" for such term as of the commencement of such term determined pursuant to Subparagraphs 2.3.5 and 2.3.6. For purposes of this Lease, the term "fair market rent for the Premises" shall mean the projected going market rent for the Premises as of the commencement of the term of the option in question, including a provision for periodic increases of such rent during such term (which increases shall be established as part of such fair market rent), taking into account the value of all improvements within the
Premises: provided, however, that (a) in no event shall the fair market rent for the term of the option in question be less than the Monthly Rent payable during the last year of (i) the initial Lease Term (for the First Option Term), and
(ii) the First Option Term (for the Second Option Term); and (b) in no event shall the fair market rent in question exceed one hundred ten percent (110%) of the Monthly Rent payable during the last year of (i) the initial Lease Term (for the First Option Term), and (ii) the First Option Term (for the Second Option
Term).

                  2.3.5 For a period of thirty (30) days following delivery to Landlord of Tenant's notice pursuant to Subparagraph 2.3.1 (the "Negotiation Period"), Landlord and Tenant shall confer to attempt to reach agreement upon the fair market rent for the Premises for the term of the option in question. If Landlord and Tenant are unable to reach agreement in writing within the Negotiation Period, for purposes of establishing the Monthly Rent for the term of the option in question, then the fair market rent for the Premises for the term of the option in question shall be established by the appraisal process described in Subparagraph 2.3.6.

                  2.3.6 The fair market rent for the Premises shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

                           2.3.6.1 Within ten (10) days after the expiration of
the Negotiation Period, Landlord and Tenant shall each select an appraiser and notify the other, in writing, of the name, address and qualifications of the appraiser that each has selected. Failure by either party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of such party's right to select an appraiser on its own behalf and the other party shall select a second appraiser within five (5) days after the expiration of said ten
(10) day period. Within ten (10) days from the date the two (2) appraisers shall have been appointed, the two (2) appraisers selected by the parties shall appoint a third appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara.

                           2.3.6.2 The three (3) appraisers so selected shall
meet in Palo Alto, California, not later than forty-five (45) days following the selection of the third appraiser. At said meeting, the appraisers shall attempt to determine the fair market rent for the Premises for the term of option in question.

                           2.3.6.3 If the appraisers are unable to complete
their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of their first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers agree on the fair market rent for the Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

                           2.3.6.4 If two (2) or more appraisers do not agree
within said fifteen (15) day period as set forth above, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his/her independent appraisal in simple letter form to Landlord and Tenant stating his/her determination of the fair market rent for the Premises for the term of option in question. Landlord and Tenant shall then determine the fair market rent for the Premises for the term of option by determining the average of the fair market rent set by each of the appraisers; provided, however, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded, and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If any appraisal is disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded. For purposes of determining the relative amount of the appraisals to implement the provisions of this Subparagraph requiring that an appraisal be disregarded if it is too high or too low, the amount of an appraisal that calls for periodic rent increases based upon an index (e.g., the Consumer Price Index) shall be determined by assuming that such index will increase at the same average annual rate during the option period in question that such index increased on an average annual basis during the five (5) year period preceding the commencement of the option term in question.

                           2.3.6.5 Each party shall bear the fees and expenses
of the appraisers selected by or for it, and the fees and expenses of the third appraiser shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

3.       RENT:

         3.1 Monthly Payments: Commencing on the Commencement Date and continuing on the first day of each month throughout the Lease Term (excluding extension options), Tenant shall pay to Landlord monthly rent ("Monthly Rent") for the Premises as follows:


                       Months               Amount Per Month
                       ------               ----------------
                         1-12                   $157,575
                        13-24                    162,350
                        25-36                    167,125
                        37-48                    171,900
                        49-60                    176,675
                        61-72                    181,450
                        73-84                    186,225
                        85-96                    191,000
                        97-108                   195,775
                       109-120                   200,550

         3.2 Additional Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay, as additional rent (the "Additional Rent"), (i) any late charges or interest due Landlord pursuant to Paragraph 3.4,
(ii) any legal fees and costs due Landlord pursuant to Paragraph 16.10, (iii) all Real Property Taxes pursuant to Paragraph 8.2, (iv) Landlord=s insurance costs pursuant to Paragraph 9.3, and (v) any other charges due Landlord pursuant to this Lease.

         3.3 Payment of Rent: All Monthly Rent and any other amounts required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All amounts due hereunder shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, and without any prior demand therefor (unless otherwise expressly provided herein), to Landlord at its address stated in Paragraph 16.9 or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Monthly Rent shall be prorated for any partial month based on a thirty (30) day month.

         3.4 Late Charge and Interest on Rent in Default: Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any such Monthly or Additional Rent is not received by Landlord from Tenant within seven (7) days after Landlord has provided written notice to tenant of the overdue amount, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent rent. Landlord and

Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including the right to terminate this Lease. If any amount due hereunder is not paid on or before the thirtieth (30th) day following the due date, then, without prejudice to any of Landlord's other rights and remedies and in addition to such late charge, Tenant shall pay to Landlord interest on the delinquent amount (but not any late charge imposed on such amount) at the Agreed Interest Rate from the date such amount became due until paid; provided however, that if Tenant fails to pay any amount due hereunder in a timely fashion more than twice during any twelve (12) month period of the Lease Term, then interest on all late payments by Tenant thereafter shall begin to accrue on the tenth (10th) day, rather than the thirtieth (30th) day, following the due date of any such late payment.

         3.5 Prepayment of Rent: Concurrent with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Paragraph
1.16 as prepayment of rent for credit against the first installment(s) of Monthly Rent due hereunder.

         3.6 Security Deposit: Concurrent with the execution of this Lease by both parties, Tenant shall deposit with Landlord the Security Deposit (as described in Paragraph 1.18) as security for the performance by Tenant of all of its obligations hereunder, and not as prepayment of rent. At all times after the Commencement Date, Tenant shall ensure that the amount held by Landlord as a Security Deposit is equal to the amount of the Security Deposit specified in Paragraph 1.18. Without prejudice to any other remedies Landlord may have under this Lease, Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Monthly Rent or Additional Rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to the extent permitted by law, to remedy any other default of Tenant and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in
Section 1950.7 of the California Civil Code. If the Security Deposit or any portion thereof is so used, then Tenant shall pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, then Landlord shall pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.


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
4.       USE OF PREMISES:

         4.1 Limitation on Type: Tenant shall use the Premises solely for the Permitted Use (as described in Paragraph 1.14). Tenant shall not do or permit anything to be done in or about the Premises which will (i) cause structural injury to the Premises, or (ii) cause damage to any part of the Premises except to the extent reasonably necessary for the installation of Tenant's equipment and trade fixtures, or (iii) violate, or cause Landlord to be in violation of any Laws or Private Restrictions. Tenant shall not operate any equipment within the Premises which will (i) injure, vibrate or shake the Building, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, or (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload, or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of approved structural limits as reasonably defined by Landlord's architect. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create a fire or health hazard,
(ii) damage the Premises, or (iii) violate any Environmental Laws (as defined in subparagraph 15.2.1.1). Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit nor permit to be committed any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any Hazardous Materials, and any objectionable noises, odors, dust or nuisances.

         4.2 Compliance with Laws and Private Restrictions: Tenant's lease of the Premises shall be subject to (i) all Laws, and (ii) all Private Restrictions (including, without limitation, the Ground Lease), easements and other matters of public record. Tenant shall not use or permit any person to use the Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions and shall protect, defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord harmless from any liability resulting from Tenant's failure so to do.

         4.3 Insurance Requirements: Tenant shall not use or permit any person to use the Premises in any manner which will cause the existing rate of insurance upon the Premises, or any of its contents, to be increased (unless Tenant pays the increase upon demand) or cause a cancellation of any insurance policy covering the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

         4.4 Other Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Premises, which have been designed for such purpose and have been designated by Landlord for such use by Tenant.

         4.5 Signs: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banners, displays or other advertising or communicative material which is visible from the exterior of the Premises without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws and Private Restrictions, including, without limitation, all Ground Lease requirements, and shall be installed at the expense of Tenant. If Landlord so elects, Tenant shall, at the expiration or sooner termination of this Lease, remove all signs installed by it and repair any damage caused by such removal. Tenant shall at all times maintain such signs in good condition and repair.

         4.6 Intentionally Omitted.

         4.7 Parking: The Premises shall include not less than three hundred two
(302) parking spaces. Tenant shall not park or permit the parking of its vehicles or the vehicles of others in any portion of the Premises not designated by Landlord as Tenant's parking area. If Landlord is required by any Law to limit or control parking within the Premises, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

         4.8 Intentionally Omitted.

         4.9 Auctions: Tenant shall not conduct or permit to be conducted on any portion of the Premises any sale of any kind, including (i) any public or private auction, fire sale, going-out-of-business sale, distress sale, or other liquidation sale, or (ii) any so-called "flea market," open-air market, or any other similar activity.

5.       TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS:OVEMENTS

         5.1 Trade Fixtures: Throughout the Lease Term, Tenant shall provide, install, and maintain in good condition all Trade Fixtures required in the conduct of its business in the Building. All Trade Fixtures shall remain Tenant's property.

         5.2 Leasehold Improvements: Tenant shall not construct any Leasehold Improvements or otherwise alter the Building or Other Areas without Landlord's and Ground Lessor's (to the extent required under the Ground Lease) prior written approval and not until Landlord and Ground Lessor shall have first approved the plans and specifications therefor, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord's and Ground Lessor's (but only if such approval is not required under the Group Lease) prior written approval shall not be required for any interior, non-structural Leasehold Improvements which do not exceed Twenty-Five Thousand Dollars ($25,000) in any one instance; provided, however, that Tenant shall comply with all other terms and conditions set forth in this Paragraph 5.2 in connection with the construction of such improvements. In no event shall Tenant make any alterations to the Building which could affect the structural integrity or the exterior design of the Building. All such approved Leasehold Improvements shall be installed by Tenant at Tenant's expense using a licensed contractor first reasonably approved by Landlord in substantial compliance with the approved plans and specifications therefor. All construction undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence construction of any Leasehold Improvements until (i) all required governmental approvals and permits shall have been obtained and copies of same have been provided to the Landlord, (ii) all requirements regarding insurance imposed by this Lease have been satisfied,
(iii) Tenant shall have given Landlord and Ground Lessor at least thirty (30) days prior written notice of its intention to commence such construction, (iv) Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences, and (v) if requested by Landlord or Ground Lessor in their reasonable discretion, Tenant shall have obtained contingent liability and broad form builders risk insurance and/or completion and performance bonds in an amount reasonably satisfactory to Landlord or Ground Lessor. All Leasehold Improvements shall remain the property of Tenant during the Lease Term, but shall not be damaged, altered, or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if requested by Landlord, Tenant shall remove such Leasehold Improvements in accordance with the provisions of Paragraph 16.2. Upon request, Landlord shall advise Tenant in writing whether Landlord reserves the right to require Tenant to remove any Leasehold Improvement upon expiration or sooner termination of this Lease.

         5.3 Alterations Required by Law: Tenant shall, in accordance with Paragraph 5.2, make any alteration, addition or change of any sort, whether structural or otherwise, to the Premises that is required by any Law, whether or not such alteration, addition or change is due to Tenant's particular use of the Premises.

         5.4 Liens: Tenant shall keep the Premises free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or any of Tenant's agents, employees, contractors, assignees, subtenants or invitees (collectively, "Tenant's Agents"), relating to the Premises. If any claim of lien is recorded, Tenant shall bond against or discharge the same within twenty (20) days after notice that the same has been recorded against the Premises. Should any lien be filed against the Premises or any action commenced affecting title to the Premises, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

6.       REPAIR AND MAINTENANCE:

         6.1 Tenant's Obligation to Maintain: Except as otherwise provided in Paragraph 6.2 and Section 11 (restoration of damage caused by fire and other perils) Tenant shall, at all times during the Lease Term, regularly inspect, service, clean, keep, and maintain in good order, condition, and repair the Premises, and every part thereof. Tenant's obligations shall include, without limitation, (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents, or other parts of the HVAC or plumbing system, (ii) all fixtures, interior walls, floors, carpets and ceilings, (iii) all windows, doors, entrances, showcases, and skylights (including cleaning both interior and exterior surfaces), (iv) all electrical facilities and equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems), (v) any automatic fire extinguisher equipment in the Premises, (vi) the roof membrane (including any necessary resurfacing or patching to preserve the membrane or to repair leaks) and exterior finishes of the Building, and (vii) to all areas outside the Building, including, without limitation, landscaping, driveways, parking areas, fencing, retaining walls, signs and sidewalks. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve the Premises, including all such facilities that are within or outside the walls, floor, or on the roof of the Building. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Premises or if the estimated cost of any item of repair or replacement is in excess of Twenty-Five Thousand Dollars ($25,000), then Tenant shall first obtain Landlord's written approval of the scope of work, plans therefor, materials to be used, and the contractor. After March 31, 1997, at Tenant's request, Landlord shall assign (if assignable) to tenant any construction and equipment warranties with respect to the Premises obtained by Landlord pursuant to the Earle Contract. Any such assignment shall automatically terminate upon the expiration or sooner termination of this Lease. Tenant acknowledges that Landlord has made no representations regarding the assignability, adequacy or enforceability of any such warranties.

         6.2 Landlord's Obligation to Maintain: Landlord shall repair and maintain the structural parts of the Building (i.e., foundation, load-bearing walls and structural roof system, but excluding the roof membrane) in good condition and repair, except to the extent that the same is necessitated by the wrongful or negligent act or omission of Tenant or any of Tenant's Agents. It is an express condition precedent to all obligations of Landlord to repair and maintain the structural parts of the Building that Tenant shall have notified Landlord of the need for such repairs and maintenance. Landlord shall have no responsibility to repair any latent defects in the Building or Property (i) except for latent defects in the structural parts of the Building (as defined above), or (ii) caused in whole or in part by any wrongful or negligent act or omission of Tenant or any of Tenant's Agents. Except as provided in Section 11, there shall be no abatement of rent or liability of Landlord on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord or its agents to the Property or any part thereof. Landlord shall not be responsible for repairs required by an accident, fire or other peril except as otherwise required by Section 11, or for damage caused to any part of the Property by any act, negligence or omission of Tenant or any of Tenant's Agents. Tenant hereby waives the benefits of any statute which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

         6.3 Control of Other Areas: Landlord shall at all times have control of the Other Areas. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Other Areas to whatever extent required in the reasonable opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; or (ii) perform Landlord's Remedial Work. Tenant shall keep the Other Areas free and clear of all obstructions created or permitted by Tenant. Nothing herein shall affect the right of Landlord at any time to remove such unauthorized person from the Other Areas nor to prohibit the use of the Other Areas by unauthorized persons. In exercising any such rights regarding the Other Areas, Landlord shall make a reasonable effort to minimize any disruption to Tenant's business.

         6.4 Tenant's Negligence: Tenant shall pay for all damage to the Premises or the Premises caused by the negligent act or omission of Tenant, its employees, contractors, or invitees or by the failure of Tenant to discharge promptly its obligations under this Lease or comply with the terms of this Lease.

7.       UTILITIES:

         7.1 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up, and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, standby fees, and (ii) penalties for discontinued or interrupted service.

         7.2 Compliance with Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing energy or other resources consumption. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance or cooperation. Tenant shall be entitled to an abatement of rent to the extent that Landlord's voluntary cooperation with local rules and regulations materially interferes with Tenant's use of the Premises for more than five (5) consecutive days. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules, regulations and requirements which Landlord may prescribe in order to maximize the efficient operation of the HVAC system and all other utility systems.

8.       REAL PROPERTY TAXES:TY TAXES

         8.1 Real Property Taxes Defined: "Real Property Taxes" as used herein means (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments or resulting from a change in ownership or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Premises, the gross receipts, income, or rentals from the Premises, or the use of parking areas, public utilities, or energy within the Premises, (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises (excluding charges related to the Existing Hazardous Materials which have been imposed through no fault of Tenant), and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Lease Term the method of taxation or assessment of the Premises prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord's interest therein, or (ii) on or measured by the gross receipts, income, or rentals from the Premises, on Landlord's business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources. To Landlord's current actual knowledge (with no duty of inquiry) there are no pending or proposed special assessments with respect to the Property.

         8.2 Tenant's Obligation to Reimburse: As Additional Rent, Tenant shall pay all Real Property Taxes which become due during the Lease Term. Tenant shall pay such Real Property Taxes to Landlord within ten (10) days of written demand therefor by Landlord. If any assessments are levied against the Premises, Landlord may elect either to pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, only that amount which would have been payable (both principal and interest) had Landlord allowed the assessment to go to bond shall be included in the annual amount of Real Property Taxes payable hereunder. Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to pay any Real Property Taxes prior to the foreclosure of any tax lien within ten (10) days after it has received notice of same from Tenant, then Tenant may make such payment on Landlord's behalf and offset the amount of any such payment against any Additional Rent due hereunder.

         8.3 Taxes on Tenant's Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

         8.4 Tenant's Right to Contest: Tenant may, by appropriate proceedings, protest or contest any assessment, reassessment or allocation of Real Property Taxes. In the contest or proceedings, Tenant may act in its own name and, in the name of Landlord if Landlord consents in writing (which Landlord agrees not to unreasonably withhold), and Landlord will, at Tenant's request and sole expense, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest. If Tenant does not pay the Real Property Taxes when due which are the subject of such protest or contest, Tenant shall post a bond in lieu thereof in an amount reasonably determined by Landlord (but not less than one hundred twenty-five percent (125%) of the amount demanded by the taxing authorities) which holds Landlord and the Premises harmless from any damage arising out of the contest and ensuring the payment of any judgment that may be rendered and, with respect to any contest of Real Property Taxes, shall hold Landlord and the Premises harmless from and against any claims, causes of action, damages, losses, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liability arising out of the proceedings or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. Notwithstanding anything to the contrary herein, Tenant shall pay any Real Property Taxes prior to the foreclosure of any tax lien. Any contest conducted by Tenant under this Paragraph 8.4 shall be at Tenant's sole expense, and (i) if interest or late charges become payable as a result of such contest or protest, Tenant shall promptly pay the same, and (ii) Tenant shall receive any refunds made in connection with any Real Property Taxes previously paid by Tenant.

9.       INSURANCE:

         9.1 Tenant's Insurance: Tenant shall maintain insurance complying with all of the following:

             9.1.1 Tenant shall procure, pay for and keep in full force and effect the following:

                   9.1.1.1 Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Minimum Liability Insurance Coverage set forth in Paragraph 1.20, which insurance shall contain "fire legal" endorsement coverage and a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in Paragraph 10.3;

                   9.1.1.2 Plate-Glass Insurance at actual replacement cost;

                   9.1.1.3 Fire and property damage insurance against loss caused by fire, extended coverage perils including steam boiler insurance, sprinkler leakage, if applicable, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the county in which the Premises is located, insuring Tenant's personal property, inventory, Trade Fixtures, and Leasehold Improvements within the Building or located on the Other Areas for the full actual replacement cost thereof;

                   9.1.1.4 Worker's compensation coverage and any other employee benefit insurance sufficient to comply with all Laws;

                   9.1.1.5 With respect to construction of any Leasehold Improvements undertaken by Tenant, upon reasonable demand by Landlord based on such factors as the size and risk of the work, contingent liability and broad form builder's risk insurance, in an amount, if any, necessary to protect Landlord;

                   9.1.1.6 During the construction of the Tenant Improvements, course of construction insurance providing coverage in so called "all-risk" form for the completed value of the Tenant Improvements; and

                   9.1.1.7 Such other insurance that is required by any Lender; provided, however, that such insurance shall not exceed that which is normally required by landlords engaged in leasing comparable premises located in the vicinity of the Premises under comparable terms and conditions.

             9.1.2 Each policy of insurance required to be carried by Tenant pursuant to this Paragraph (i) shall name Landlord, Ground Lessor and such other parties in interest as Landlord designates as additional insureds, provided, however, that such parties shall be added as named insureds on the commercial general liability insurance policy required pursuant to subparagraph 9.1.1.1,
(ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability stated in the declarations without the right of contribution from any other insurance coverage of Landlord, (iii) shall be in a form satisfactory to Landlord, (iv) shall be carried with companies having a Best rating of at least A VII, (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, (vi) shall not have a "deductible" in excess of Twenty-Five Thousand Dollars ($25,000) per occurrence, (vii) shall contain a cross liability endorsement, and (viii) shall contain a "severability" clause.

             9.1.3 A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Paragraph (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Paragraph, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its contractors enters the Premises and upon renewal of such policies, but not less than thirty (30) days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Paragraph. If Landlord's lender or insurance adviser reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Paragraph is not adequate, then Tenant shall increase such coverage for such insurance to such amount as Landlord's lender or insurance adviser reasonably deems adequate, not to exceed the level of coverage commonly required by prudent landlords of comparable buildings in the vicinity.

         9.2 Landlord's Insurance: Landlord shall maintain at least the following insurance:

             9.2.1 Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than six (6) months and from physical damage to the Premises with coverage at such level as Landlord shall select, but not less than ninety percent (90%) of the full replacement cost thereof. Such fire and property damage insurance, at Landlord's election, (i) may be written in so-called "all risk" form to include such perils as are commonly covered by such form of coverage, (ii) may provide coverage for physical damage to the improvements so insured up to the then full replacement cost thereof, (iii) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and (iv) may provide coverage for loss of rents for a period of up to twelve (12) months. Landlord shall not be required to cause such insurance to cover any Trade Fixtures, Leasehold Improvements, or any inventory or other personal property of Tenant.

             9.2.2 Intentionally Omitted.

             9.2.3 Upon demand, Landlord shall provide Tenant with reasonable evidence of the existence of insurance required of Landlord hereunder.

         9.3 Tenant's Obligation to Reimburse: As Additional Rent, Tenant shall pay to Landlord the cost of the insurance carried by Landlord within ten (10) days of written demand therefor by Landlord.

         9.4 Release and Waiver of Subrogation: The parties hereto release each other, their respective agents, and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; provided, however, that any such person or entity shall not be released from such liability to the extent any damages resulting from such injury or damage is not covered by the recovery obtained by the insured from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use its best efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

10.      LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY:

         10.1 Limitation on Landlord's Liability: Except to the extent of its active negligence or willful misconduct, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any injury to Tenant or any of Tenant's Agents, damage to Tenant's property, or loss to Tenant's business resulting from any cause, including, without limitation, any (i) failure, interruption or installation of any HVAC or other utility system or service, (ii) repairs or improvements to the Premises,
(iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Premises, (iv) vandalism or forcible entry by unauthorized persons, or (v) penetration of water into or onto any portion of the Premises through roof leaks or otherwise.

         10.2 Limitation on Tenant's Recourse: Except as otherwise provided in Subparagraph 15.3.4, and notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely and exclusively to Landlord's interest in the Premises as the same may from time to time be encumbered; provided, however, that (i) in no event shall personal liability at any time be asserted or enforceable against any other assets of Landlord or against Landlord's stockholders, officers, directors, principals, representatives or partners on account of any of Landlord's obligations or actions under this Lease, and (ii) in no event shall Landlord engage in any financing secured in whole or in part by the Property which would cause more than eighty percent (80%) of the then-current fair market value of Landlord's ground leasehold interest in the Premises to be encumbered. Except for Landlord's Indemnity Obligations under Subparagraph 15.3.3, if Landlord conveys its interest in the Premises under the Ground Lease, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Upon any such conveyance by Landlord, the grantee or transferee, by accepting such conveyance, shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of such transfer.

         10.3 Indemnification of Landlord: In addition to any other indemnity obligations of Tenant stated in this Lease, Tenant shall hold harmless, protect, indemnify and defend Landlord, Ground Lessor, and their employees, agents, contractors, successors and assigns, with competent counsel reasonably satisfactory to Landlord, from and against all liabilities, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising in whole or in part out of (a) any breach of this Lease by Tenant, or (b) by reason of any death, bodily injury, personal injury or property damage (i) resulting from any cause or causes whatsoever (other than the active negligence or willful misconduct of Landlord) occurring in or about or resulting from an occurrence in or about the Premises, or (ii) resulting from the negligence or willful misconduct of Tenant or any of Tenant's Agents, wherever the same may occur. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.

11.      DAMAGE TO PREMISES:

         11.1 Landlord's Duty to Restore: If the Premises are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 11.2 or by Tenant pursuant to Paragraph 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph
9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraphs 11.2 or 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall use reasonable efforts to commence and complete the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage; provided, however, that in no event shall Landlord have any obligation to repair or replace the Building or the Other Areas beyond the extent of the insurance proceeds received by Landlord for the repair or restoration thereof. Landlord's obligation to restore shall be further limited to the Premises, including the Tenant Improvements, constructed by Landlord as they existed as of the Commencement Date, excluding any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. If this Lease is not terminated pursuant to Paragraph 11.2 or 11.3, then Tenant shall forthwith commence and thereafter prosecute to completion the replacement and repair of all Leasehold Improvements and Trade Fixtures, if any, installed by Tenant, existing at the time of such damage or destruction, and which were to have been surrendered to Landlord hereunder; and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Subparagraph 9.1.1.3 shall be used for such purpose.

         11.2 Landlord's Right to Terminate: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within ninety (90) days after the date of such damage or such later date as is reasonably necessary under the circumstances:

              11.2.1 The Building or Other Areas are damaged by any peril either
(i) covered by the type of insurance Landlord is required to carry pursuant to Paragraph 9.2 or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the then actual replacement cost thereof;

              11.2.2 The Building or Other Areas are damaged by any peril and the cost to restore the Premises less the amount of valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction equals or exceeds five percent (5%) of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this Subparagraph 11.2.2 if Tenant (a) agrees in writing to pay the amount by which the actual restoration costs exceed five percent (5%) of the replacement cost of the Building and (b) unconditionally pays to Landlord an amount equal to one hundred ten percent (110%) of Landlord's estimate of said restoration costs within thirty (30) days after Landlord has notified Tenant of its election to terminate this Lease pursuant to this Subparagraph 11.2.2. To the extent the actual restoration costs do not exceed the amounts paid by Tenant to Landlord, Landlord shall promptly return the same to Tenant. To the extent the actual restoration costs exceed the amount paid by Tenant to Landlord, Tenant shall promptly return pay Landlord the difference upon Landlord's request.

              11.2.3 The Building or Other Areas are damaged by any peril within twenty-four (24) months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Subparagraph 11.2.3 if Tenant, at the time of such damage or destruction, has an express written option to extend the initial Lease Term or First Option Term, as the case may be, and Tenant properly exercises such option (and concurrently therewith waives its right to rescind its exercise of the option) so as to extend the Lease Term within fifteen (15) days following the date of written notice from Landlord.

              11.2.4 The Building or Other Areas are damaged by any peril and, because of the Laws then in force, (i) may not be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) may not be used for the same use being made thereof before such damage whether or not restored as required by this Paragraph.

         11.3 Tenant's Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

              11.3.1 The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within one (1) year after the date of such damage; or

              11.3.2 The Premises are damaged by any peril occurring at any time during (i) the second to the last year of the Lease Term (which shall include the term of any option to extend which has been exercised by Tenant) and in the reasonable opinion of Landlord's architect or construction consultant the restoration of the Premises cannot be substantially completed within one hundred twenty (120) days after the date of such damage, or (ii) the last year of the Lease Term (which shall include the term of any option to extend which has been exercised by Tenant) and in the reasonable opinion of Landlord's architect or construction consultant the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage.

         11.4 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Monthly Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

12.      CONDEMNATION:

         12.1 Taking of Premises: Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Building is so taken, (ii) more than ten percent (10%) of the Premises is so taken, or (iii) more than fifty percent (50%) of the other Areas are so taken. Any such option to terminate by Landlord must be exercised within a reasonable period of time after the condemnor has commenced judicial action or entered into a binding agreement to effect such taking. If Landlord so exercises such option to terminate, such termination shall be effective as of the date possession is taken by the condemnor.

         12.2 Termination By Tenant: Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) all of the Building is so taken,
(ii) twenty-five percent (25%) or more of the Building is so taken and that part of the Building that remains cannot be constructed within a reasonable period of time and thereby made reasonably suitable for the continued operation of Tenant's business, or (iii) there is a taking of more than fifty percent (50%) of the Other Areas and, as a result of such taking, Tenant's access to the Premises is materially impeded or Landlord cannot provide parking spaces within walking distance of the Premises equal in number to at least fifty percent (50%) of the number of spaces available on the Premises, whether by rearrangement of the remaining parking areas in the Other Areas, (including construction of multi-deck parking structures or restriping for compact cars where permitted by law) or by alternative parking facilities on other land. Tenant must exercise such option within a reasonable period of time, to be effective on the date that possession of that portion of the Other Areas that is condemned is taken by the condemnor.

         12.3 Restoration and Abatement of Rent: If any part of the Building or the Other Areas is taken by Condemnation and this Lease is not terminated, then, to the extent reasonably practicable, Landlord shall restore the remaining portion of the Building and Other Areas as they existed as of the Commencement Date, excluding any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant after the Commencement Date. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Building so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Building.

         12.4 Temporary Taking: If all or any portion of the Building is temporarily taken for one (1) year or less, this Lease shall remain in effect. The foregoing notwithstanding, if any portion of the Building is temporarily taken by condemnation for either (i) a period which exceeds one (1) year or which extends beyond the natural expiration of the Lease Term, or (ii) a period which exceeds (a) one hundred twenty (120) days at any time during the second to the last year of the Lease Term (which shall include the term of any option to extend which has been exercised by Tenant),or (b) sixty (60) days at any time during the last year of the Lease Term (which shall include the term of any option to extend which has been exercised by Tenant); and, if any such taking materially and adversely affects Tenant's ability to use the Building for the Permitted Use, then Landlord and Tenant shall each independently have the option to terminate this Lease. Such option must be exercised within a reasonable period of time, and shall be effective on the date possession is taken by the condemnor.

         12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Building or the Other Areas shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking (subject to the requirements of Subparagraph 14.1.6). The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Section, and each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

13.      DEFAULT AND REMEDIES:

         13.1 Events of Tenant's Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs:

              13.1.1 Tenant shall have failed to pay any Monthly Rent or Additional Rent when due and such failure is not cured within five (5) days after delivery of written notice from Landlord specifying such failure to pay;

              13.1.2 Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Monthly Rent or Additional Rent, and Tenant shall have failed to commence cure of such breach within twenty (20) days after written notice from Landlord specifying the nature of such breach or to thereafter expeditiously complete such cure within a reasonable time; or

              13.1.3 Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

              13.1.4 Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Section 14, whether voluntarily or by operation of law; or

              13.1.5 Tenant shall have permitted the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property of Tenant or any property essential to the conduct of Tenant's business and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

              13.1.6 Tenant shall have abandoned the Premises (for purposes of this Lease, Tenant shall be deemed to have abandoned the Premises if it is not occupying the Premises and has ceased paying Monthly Rent hereunder);

              13.1.7 A court shall have made or entered any decree or order with respect to Tenant or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which:
(i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of thirty (30) or more days; or

              13.1.8 Tenant shall have failed to deliver the documents when or as required pursuant to Paragraph 16.4 or 16.7.

              13.1.9 Chronic Delinquency by Tenant in the payment of Monthly Rent or Additional Rent. "Chronic Delinquency" means the failure by Tenant to pay Monthly Rent or Additional Rent within five (5) days after the same is due for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a Chronic Delinquency, in addition to Landlord's other remedies for a default by Tenant provided in this Lease, at Landlord's option, Landlord may require that Rent and/or Additional Rent be paid by Tenant quarterly, in advance.

         13.2 Landlord's Remedies: In the event of any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

              13.2.1 Landlord may, at Landlord's election, continue this Lease in full force and effect and may enforce all its rights and remedies under this Lease, including, but not limited to, (i) the right to recover rent and any other sums payable hereunder as they become due, (ii) the right to make payments required of Tenant or to perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest of the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and
(iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under the Lease.

              13.2.2 Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, without limitation, its re-entry into the Premises, its efforts to relet the Premises, its storage of Tenant's personal property and Trade Fixtures, its acceptance of keys to the Premises from Tenant or its exercise of any other rights and remedies under this Paragraph 13.2, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including, without limitation, the following:

                     13.2.2.1 The reasonable cost of recovering the Premises;
plus

                     13.2.2.2 The reasonable cost of removing Tenant's Trade Fixtures and Leasehold Improvements; plus

                     13.2.2.3 All unpaid rent and any other sums due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in subparagraph 13.2.1, together with interest at the Agreed Interest Rate, on such sums from the date such rent and any other sums are due and payable until the date of the award of damages; plus

                     13.2.2.4 The amount by which the rent and any other sums which would be payable by Tenant hereunder, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided together with interest at the Agreed Interest Rate on such sums from the date such rent and any other sums are due and payable until the date of the award of damages; plus

                     13.2.2.5 The amount by which the rent and any other sums which would be payable by Tenant hereunder, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount of such rental loss as Tenant proves could reasonably have been avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

                     13.2.2.6 For purposes of this Paragraph 13.2, (i) the term "rent" includes the Monthly Rent and all Additional Rent, and (ii) if it becomes necessary to determine the amount of Additional Rent that would have become due had Tenant not breached its obligations under this Lease, all such Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such Additional Rent before such a sixty (60) month period has occurred, then such rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

                     13.2.2.7 Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

              13.2.3 In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Subparagraph 13.2.2 immediately preceding, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

              13.2.4 Nothing in this Paragraph shall limit Landlord's right to indemnification from Tenant as provided elsewhere in this Lease, including, without limitation, Paragraphs 10.3 and 15.2.3. Any notice given by Landlord in order to satisfy the requirements of Subparagraphs 13.1.1 or 13.1.2 above shall also satisfy the notice requirements of California Code of Civil Procedure
Section 1161 regarding unlawful detainer proceedings.

         13.3 Landlord's Default and Tenant's Remedies or Tenant's Agents: If, through no fault of Tenant, Landlord fails to perform any of its obligations under this Lease or the Ground Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant may cure such default and seek recovery (by legal action, if necessary) from Landlord of any reasonable costs incurred by Tenant in connection therewith; provided, however, that Tenant may not offset such costs against any Monthly Rent, Additional Rent or any other charges payable by Tenant to Landlord under this Lease. Tenant expressly waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease.

         13.4 Waiver: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same of any other provisions herein contained.

14.      ASSIGNMENT AND SUBLETTING:

         14.1 By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph as "Tenant"):

              14.1.1 Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily, or by operation of laws, without the prior written consent of Landlord, which consent shall not unreasonably be withheld: (i) sublet all or any part of the Building or Other Areas or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) transfer any right appurtenant to this Lease or the Premises; (iv) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or
(v) materially amend or modify an assignment, sublease, or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the processing and/or documentation of any requested Transfer whether or not Landlord's consent is granted. Any Transfer so approved by Landlord shall not be effective until Tenant has paid all such costs and attorneys' fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in form approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Subparagraph 14.1.2 below, and (iii) contains the agreement of the proposed transferee to assume all obligations of Tenant related to the Transfer arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute a default by Tenant and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of Paragraph 14.1 as to any subsequent Transfer nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

              14.1.2 Tenant shall give Landlord at least thirty (30) days prior written notice of any desired Transfer and of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years, and the "best available" financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in or on the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) such other information as may be requested by Landlord. Tenant's notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Subparagraph 14.1.2. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer.

              14.1.3 If Tenant seeks to make any Transfer, then Landlord may withhold its consent to such Transfer, as permitted pursuant to Subparagraph
14.1.1 above, by giving Tenant written notice of its election within thirty (30) days after Tenant's notice of intent to Transfer has been deemed given to Landlord.

              14.1.4 If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease, provided, however, that the foregoing shall not apply to corporations whose capital stock is publicly traded. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

              14.1.5 Notwithstanding anything contained in this Paragraph 14.1, and provided that Tenant is not in breach of the Lease and no uncured default of Tenant then exists, Tenant may, without Landlord's prior written consent, sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than fifty percent (50%) of the outstanding voting shares of stock. In the case of any such assignment or sublease not requiring Landlord's prior consent, Tenant shall nevertheless notify Landlord in writing, not less than ten (10) days prior to the effective date of such assignment or sublease of the nature of and purpose of such assignment or sublease and the identity of the proposed assignee or subtenant and the address and telephone number of its principal office. As to any assignment or sublease described above, Tenant shall provide Landlord, upon request, with such additional information pertaining to the business purpose and nature of such assignment or sublease as Landlord may reasonably require to verify compliance with the terms of this Lease, and Tenant shall cooperate in good faith with the Landlord in addressing and/or answering any reasonable questions or concerns Landlord may have pertaining to the proposed assignment or sublease. Tenant expressly agrees that the provisions of this Paragraph 14.1 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended form time to time.

              14.1.6 Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                     14.1.6.1 If at the time consent is requested or at any time prior to the grant of consent, Tenant is in material default under this Lease or would be in default under this Lease but for the pendency of any grace or cure period specified in this Lease;

                     14.1.6.2 If, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy in violation of this Lease; or

                     14.1.6.3 If, in Landlord's reasonable judgment, the reputation or creditworthiness of the proposed assignee is not satisfactory.

              14.1.7 Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent or other consideration not otherwise payable to Landlord by reason of any Transfer. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent or other consideration and apply it toward Tenant's obligation under this Lease, provided, however, that until occurrence of any default by Tenant, Tenant shall have the right to collect and retain such rent or other consideration not otherwise payable to Landlord.

              14.1.8 Approval of Ground Lessor: Notwithstanding anything to the contrary contained in this Lease, wherever the Ground Lease requires Ground Lessor's prior written approval or consent or grants Ground Lessor the right of first refusal or disapproval with respect to the execution or modification of an assignment or sublease or any other provision of this Lease, Ground Lessor's prior written consent, election to exercise its rights of first refusal, or failure to disapprove, as the case may be, shall be a condition precedent to the effectiveness of Landlord's consent. If the Ground Lessor fails or refuses to give its consent or disapproval, Tenant shall have no right to complete the proposed assignment or sublease irrespective of the fact that Landlord has given its consent. Further, if Ground Lessor elects to exercise its rights of first refusal with respect to any such sublease or assignment, then Tenant shall offer such sublease or assignment to Ground Lessor on the terms and conditions stated in the Ground Lease. Tenant shall comply with all provisions of the Ground Lease applicable to an assignment or sublease of the Premises.

              14.1.9 [Intentionally Omitted]

         14.2 By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in the Premises at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord here-

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
under which may accrue after the date of such transfer, and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such obligations of the Landlord hereunder. Notwithstanding the foregoing, Landlord will not be relieved of its obligations to Tenant with respect to the Security Deposit, unless Landlord has transferred the Security Deposit to such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

15.      WASTE DISPOSAL AND HAZARDOUS MATERIALS:

         15.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are designated for such storage. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

         15.2 Hazardous Materials:

              15.2.1 Definitions:

                     15.2.1.1 Environmental Laws: "Environmental Laws" means all local, state or federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or to the use, handling, transportation, production, disposal, discharge, release, emission, sale or storage of, or the exposure of any person to, a Hazardous Material.

                     15.2.1.2 Hazardous Material: "Hazardous Material" means any material or substance that is now or hereafter prohibited or regulated by any law or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation, crude oil or any fraction thereof, asbestos or radon gas.

              15.2.2 Use Restriction; Compliance With Law : Except and only as provided in this Subparagraph 15.2.2, Tenant and its Agents shall not cause nor permit its or their respective agents to cause, whether through act or omission, any Hazardous Materials to be used, stored, transported, disposed, or deposited at, in, on, under or about the Premises. Notwithstanding the foregoing, Tenant may use, store and transport Hazardous Materials in, on, to and from the Premises provided that such Hazardous Materials are contained in office supplies typically used by businesses such as Tenant's or contained in cleaning solvents and other janitorial supplies typically used in the performance of general office maintenance, and provided further that such use, storage or transportation (i) is reasonably necessary to the conduct of Tenant's business at the Building, (ii) is at all times in compliance with all applicable Laws, and (iii) conforms to the restrictions set forth in Section 4, above. Tenant, at its sole cost and expense, shall comply with all Environmental Laws relating to the storage, use, transportation or disposal by Tenant of Hazardous Materials. If Hazardous Materials are released, discharged or disposed of by Tenant or its Agents at, in, on, under or about the Premises, Tenant, at its sole cost and expense, shall promptly take all actions necessary to investigate, monitor, remediate and remove such Hazardous Materials in compliance with all applicable Laws.

              15.2.3 Indemnity: In addition to Tenant's other indemnity obligations under this Lease, Tenant shall protect, indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord, Ground Lessor, and their employees, agents, contractors, successors and assigns from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses (collectively, "Landlord Claims") which result from or arise in any manner whatsoever in whole or in part, out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials at, in, on, under or about the Premises by Tenant or any of Tenant's Agents, provided, however, that the foregoing indemnity obligations of Tenant shall not include any Landlord Claims to the extent such Landlord Claims arise out of any Existing Hazardous Materials (as defined in Paragraph 15.3). Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the release, discharge or disposal of any Hazardous Materials on, in, under or about the Premises by Tenant or any of Tenant's Agents, including any state, federal, or local "superfund" lien related to the removal or remediation of any Hazardous Materials in, over, on, under, through, or about the Premises.

              15.2.4 Intentionally Omitted.

              15.2.5. Confidentiality: Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Environmental Law or other applicable Laws. Tenant shall keep such information confidential, except for (i) disclosures that are approved by Landlord, (ii) disclosures required by Law as reasonably determined by Tenant's attorney, or (iii) disclosures to any environmental consultant, lender, purchaser, prospective purchaser, attorneys for Landlord or Ground Lessor, or brokers for either Landlord or Ground Lessor, so long as an agreement of confidentiality is obtained from a party to whom the disclosure is to be made, (iv) disclosures in connection with any litigation or administrative proceeding in which Tenant is involved, and (v) disclosures to employees and any permitted assignee or subtenant of Tenant under this Lease.

              15.2.6 Survival of Obligations: The obligations of Tenant under Paragraph 15.2 and Landlord under Subparagraph 15.3.3 shall survive the expiration or earlier termination of the Lease

Term. In the event of any inconsistency between any other part of this Lease and Paragraph 15.2, the terms of Paragraph 15.2 shall control.

         15.3 Existing Hazardous Materials: Tenant acknowledges that Landlord has informed Tenant that Hazardous Materials were previously, and continue to be, present on the Premises (all such Hazardous Materials, including, without, limitation, those identified in the reports described on Exhibit C, are collectively referred to as "Existing Hazardous Materials") and that Landlord and other parties are currently performing, and during the Lease Term will be performing remedial work ("Remedial Work") under the supervision of various governmental agencies, including the DTSC, as more particularly described, in part, in those reports and other documental information compiled by Landlord and listed on Exhibit C. Landlord represents that to its current actual knowledge, there are no Hazardous Materials present on, in, about or under the Premises other than those Hazardous Materials described in the reports listed on Exhibit
C. Tenant further acknowledges that Landlord's notification to Tenant of the past and continued presence of Hazardous Materials on the Premises and the foregoing representation are given for disclosure purposes only and that they do not constitute a representation or warranty that the Hazardous Materials so disclosed to Tenant are the only Hazardous Materials that may be present on the Premises.

              15.3.1 Tenant Representations: Tenant represents: (a) that Landlord has made the documents listed in Exhibit C available to Tenant; (b) that Tenant has considered and evaluated, to the extent Tenant in its sole discretion deemed necessary, the documents listed in Exhibit C and any other information about the Premises deemed relevant by Tenant; (c) that Tenant has engaged to the extent Tenant in its sole discretion deemed necessary environmental consultants, engineers, and other professional consultants to make such evaluation; and (d) that Tenant's reliance on such information and documents is based upon Tenant's own independent evaluation of such information and documents including, without limitation, their accuracy and completeness.

              15.3.2 Performance of Landlord's Remedial Work; Access:

                     15.3.2.1 Landlord's Remedial Work: Landlord and its agents, at their sole expense, shall perform Remedial Work as and when required by applicable Environmental Laws and in compliance with all applicable Laws. Subject to Landlord's rights under Subparagraph 15.3.2.2 below, Landlord shall, to the extent commercially reasonable and without imposing undue burdens on the parties performing the work, use reasonable efforts to cause the Remedial Work to be performed in a manner so as to minimize interference with Tenant's use of the Premises. Neither Tenant nor any of Tenant's Agents shall interfere with or otherwise disturb any of Landlord's Remedial Work or any equipment installed on the Premises in connection therewith.

                     15.3.2.2 Access: Landlord and its agents may at any time and from time to time during the Lease Term, enter upon the Premises as may be reasonably required to perform the Remedial Work or any corrective action taken by Landlord pursuant to this Paragraph 15.3; provided, however, that in making such entries or performing any such work, Landlord shall attempt to minimize, to the extent reasonably practicable, any interference with Tenant's use of the Premises. Unless the entry of Landlord or its agents is necessitated by an emergency, or the Remedial Work consists of regularly scheduled repair, maintenance or monitoring work of which Tenant has been notified in writing in advance, Landlord or its agents shall give Tenant at lease twenty-four (24) hours advance written notice of such entry. Any entry by Landlord or its agents upon the Premises to perform any Remedial Work or corrective action in accordance with the terms of this Lease shall not entitle Tenant to any damages or other compensation for any injury to, inconvenience or interference with, or loss of business occasioned thereby or any other loss or damage, or to terminate the Lease; provided, however, that (i) Tenant shall be entitled to a rent abatement to the extent its use and occupancy of the Premises is unreasonably disturbed by the Remedial Work, and (ii) Landlord shall pay the actual, out-of-pocket costs reasonably incurred by Tenant in cleaning the Premises after such entry by Landlord or its agents, and in repairing any property damage to the Premises or to any Trade Fixtures caused by Landlord or its agents during any such entry.

         Additionally, Tenant shall be entitled to a payment from Landlord in the amount of one month's Monthly Rent at the then-current rental rate if either
(i) solely as a result of the conduct of the Remedial Work by Landlord, fifty percent (50%) or more of the Building is rendered physically unusable for the ordinary conduct of Tenant's business therein and Tenant in fact vacates such portion of the Building for a period of ten (10) consecutive days, or (ii) solely as a result of the Existing Hazardous Materials or the Remedial Work, and through no fault of Tenant or Tenant's Agents, any governmental or quasi-governmental agency (including, without limitation, DTSC or EPA) issues a binding order to Landlord or Tenant which requires Tenant or Tenant's Agents to vacate fifty percent (50%) or more of the Building, and Tenant in fact vacates such portion of the Building for a period of ten (10) consecutive days; provided, however, that the foregoing payments in the aggregate over the entire Lease Term shall in no event exceed three (3) month's Monthly Rent. Notwithstanding anything to the contrary contained in the preceding sentence, Landlord shall have no obligation to make any payment to Tenant pursuant to either of the foregoing clauses (i) or (ii) unless and until Tenant reoccupies the portion of the Premises which it has vacated, and, if requested by Landlord, Tenant has provided reasonable assistance to Landlord in filing a claim with Landlord's insurance carrier in connection with Tenant's vacation of the Premises.

              15.3.3 Landlord Indemnity: Landlord shall indemnify, defend, protect and hold harmless Tenant, any party to whom Tenant sublets all or any portion of the Premises in compliance with Section 14 hereof, and any party to whom Tenant assigns its interest in this Lease in compliance with Section 14 hereof (collectively, "Tenant Indemnitees") from and against any and all claims, demands, costs, causes of action and liabilities (collectively, "Claims") to the extent such Claims arise out of or in connection with any of the Existing Hazardous Materials or the performance of the Remedial Work (collectively, "Landlord's Indemnity Obligations"). Notwithstanding anything to the contrary herein, Landlord's Indemnity Obligations shall not include any of the following:
(i) any Claims arising out of or proximately caused by a breach of any provisions of this Lease by Tenant or any of Tenant's Agents; (ii) any Claims arising out of or in connection with any Hazardous Materials placed in, on, under or about the Premises by Tenant or any of Tenant's Agents; (iii) any Claims (including, without limitation, personal injury or property damage Claims), brought by any employee or representative of Tenant or any of Tenant's Agents (collectively, "Employee Claims"), which are covered by the insurance required to be carried by Tenant under this Lease or any other insurance actually carried by any of the Tenant Indemnitees (Employee Claims not so excluded are defined as "Covered Employee Claims"); and (iv) any Claims based on the loss of use or occupancy of the Premises or any part thereof, or any injury to or inconvenience or interference with the business of Tenant or any of Tenant's Agents, and any Claims for lost profits or lost revenues of any type or kind resulting therefrom (collectively, "Business Interruption Claims"); provided, however, that the following Business Interruption Claims (collectively, "Covered Business Interruption Claims") shall be included in Landlord's Indemnity Obligations (but only to the extent such Claims could not have been mitigated by resumption of Tenant's business operations in other available locations within the Premises or at facilities owned or leased by Tenant other than the Premises, and only with respect to Claims which arise during the time period beginning on the date Landlord has received written notice of such Claims and ending on the date that the Premises are restored or repaired): (a) actual losses incurred by Tenant due to the necessary suspension of Tenant's business in the Premises, which losses shall not exceed the net income (i.e., net profit or loss before income taxes) that would otherwise have been earned or incurred by Tenant (but for the Covered Business Interruption Claims), and Tenant's continuing normal operating expenses (excluding payroll), and (b) necessary expenses (i.e., expenses which would not have been incurred but for the Covered Business Interruption Claims) incurred by Tenant to avoid or minimize the suspension of business and to continue its business operations at the Premises or at replacement or temporary premises, including relocation expenses and costs to equip and operate any such replacement or temporary premises. Notwithstanding the foregoing, Landlord's Indemnity obligations with respect to the Claims set forth in the aforementioned clauses (a) and (b) shall not include any Claim for (i) finished stock or the time required to reproduce said finished stock, (ii) losses due to any Laws regulating the construction, repair or demolition of the Premises other than due to the Remedial Work, (iii) interference at the Premises caused by strikers or other persons engaged in rebuilding, repairing or replacing the Premises, (iv) the suspension, lapse, or cancellation of any lease, license, contract or order unless the same results from the interruption of Tenant's business, and, if so, then only to the extent that such loss affects the Tenant's earnings, or (v) any other consequential or remote losses not expressly covered herein in this Subparagraph 15.3.3. In amplification, and not in restriction of the exceptions to Landlord's Indemnity Obligations set forth in the preceding sentence, in no event shall Landlord have any liability for punitive damages. Landlord's Indemnity Obligations shall include attorneys' fees, provided that Landlord shall select the attorney to defend the Tenant Indemnitees. Any attorney so selected by Landlord shall be subject to the applicable Tenant Indemnitees' approval, which approval shall not be unreasonably withheld or delayed. Control of any legal proceedings shall rest exclusively and conclusively with Landlord, but Landlord shall cooperate in good faith and regularly consult with the applicable Tenant Indemnitees with respect to such proceedings and the settlement thereof.

              15.3.4 Limitations on Landlord's Indemnity Obligations. The limitations on Tenant's recourse set forth in Paragraph 10.2 shall not apply to Landlord's Indemnity Obligations under Subparagraph 15.3.3; provided, however, that (i) in no event shall personal liability at any time be asserted or enforceable against any of Landlord's stockholders, officers, directors, principals, representatives or partners on account of any of Landlord's Indemnity Obligations under Subparagraph 15.3.3, and (ii) with respect to any Covered Business Interruption Claims or Covered Employee Claims, Landlord=s Indemnity Obligations shall apply only to the extent that the aggregate actual amount of such Claims exceeds One Million Dollars ($1,000,000) (Tenant shall be responsible for the first One Million Dollars ($1,000,000) of any such aggregate actual Claims) and the total amount of Landlord=s Indemnity Obligations for such aggregate actual Claims shall be limited to and shall not exceed Five Million Dollars ($5,000,000).

         15.4 Termination Right. Tenant shall have the option to terminate this Lease if any of the following occurs, which option may be exercised only (i) by delivery to Landlord of a written notice of election to terminate within seven
(7) days after the occurrence of any of the following events and (ii) if Landlord has failed to cure same within seven (7) days after receipt of such notice:

              15.4.1 If after the Commencement Date, and solely as a result of the conduct of the Remedial Work by Landlord, fifty percent (50%) or more of the Building is rendered physically unusable for the ordinary conduct of Tenant's business therein and Tenant in fact vacates such portion of the Building for a period of thirty (30) consecutive days; or

              15.4.2 If after the Commencement Date, and solely as a result of the Existing Hazardous Materials or the Remedial Work, and through no fault of Tenant or Tenant's Agents, any governmental or quasi-governmental agency (including, without limitation, DTSC or EPA) issues a binding order to Landlord or Tenant which requires Tenant or Tenant's Agents to vacate fifty percent (50%) or more of the Building, and Tenant in fact vacates such portion of the Building for thirty (30) consecutive days.

         If Tenant terminates this Lease pursuant to this Paragraph 15.4, then Tenant may recover from Landlord the unamortized value (calculated at the Agreed Interest Rate on the Commencement Date) of any Tenant Improvements paid for by Tenant. The unamortized value of such improvements shall be calculated based on the useful life of each such improvement or the Lease Term (not including the Option Terms), whichever is less.

         15.5 Miscellaneous

              15.5.1 No Third Party Beneficiaries. Nothing contained in this
Section 15 (other than the express terms of the indemnities contained in Subparagraph 15.2.3 and 15.3.3) is intended to or shall confer any rights or benefits on any person or entity other than Landlord and Tenant (and their permitted successors and assigns).

              15.5.2 Conflict with Damage and Destruction. Landlord and Tenant agree that if any damage or destruction caused by fire, earthquake, or other peril should occur which gives either Landlord or Tenant the right to exercise its rights under Section 11 and which also gives either party the right to exercise its rights under Paragraph 15.4, the rights under Section 11 of the Lease (and consequences of exercising those rights) shall control.

16.      GENERAL PROVISIONS:

         16.1 Landlord's Right to Enter: In addition to Landlord's rights under Subparagraph 15.3.2.2, Landlord and Ground Lessor and their agents may enter the Premises at any reasonable time, following twenty-four (24) hours notice except in the case of an emergency, for the purpose of (i) inspecting the same, (ii) posting notices of non-responsibility, (iii) showing the Premises to prospective purchasers, mortgagees or, only during the last one hundred eighty (180) days of the Lease Term, to prospective tenants, (iv) making necessary alterations, additions, or repairs, (v) performing Tenant's obligation when Tenant has failed to do so after written notice from Landlord, (vi) placing upon the Premises ordinary "for lease" or "for sale" signs during the last one hundred eighty
(180) days of the Lease Term, and/or (vii) in case of an emergency. For each of the aforesaid purposes, Ground Lessor and Landlord may enter the Premises by means of a master key, and Ground Lessor and Landlord may use any and all means either may deem necessary and proper to open the doors of the Premises in an emergency. Any entry into the Premises or portions thereof obtained by Ground Lessor and Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Tenant shall have the right to accompany Ground Lessor and Landlord during any such entry and, to the extent commercially reasonable and without imposing undue burdens on the parties performing any necessary work in the Premises, Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises during such entry.

         16.2 Surrender of the Premises: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all Tenant's Trade Fixtures and other personal property and vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, reasonable wear and tear excepted, with all interior walls cleaned, all carpets shampooed and cleaned, all HVAC equipment within the Building in operating order and in good repair, and all floors cleaned, all to the reasonable satisfaction of Landlord. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any Leasehold Improvements or Tenant Improvements (excluding any Tenant Improvements owned by Landlord) designated by Landlord and repair all damage caused by such removal. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant.

         16.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises, except as expressly provided in this Lease. Any holding over after such expiration with the consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent required during the last month of the Lease Term.

         16.4 Subordination: The following provisions shall govern the relationship of this Lease to the Ground Lease and any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, and any renewal, modification, consolidation, replacement or extension thereof (collectively "Security Instruments"), which have been or may hereafter be executed affecting the Premises.

              16.4.1 This Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

              16.4.2 At Landlord's election, this Lease shall become subject and subordinate to any Security Instruments created after the Effective Date; provided that, the Lender to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder. Further, Tenant shall attorn to any successor-in-interest or Lender, and shall execute any documents required to evidence such attornment, provided that such successor-in-interest or Lender has previously assumed or contemporaneously assumes, in writing, all obligations of the Landlord under this Lease.

              16.4.3 Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to any of the Security Instruments, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of the Security Deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant.

              16.4.4 Tenant has received a copy of the Ground Lease, has read it and is familiar with its terms. Tenant shall comply with all terms of the Ground Lease as they apply to this Lease.

Tenant shall not use or permit the Premises or any part thereof to be used in any manner or anything be done therein, or permit anything to be brought into or kept therein, or do anything or permit anything to be done by action or inaction which would violate, or cause Landlord to be in violation of, any provision of the Ground Lease or any other Security Instrument. If any right granted Tenant under any express provision of this Lease is in conflict with or if the exercise thereof would constitute a breach of the Ground Lease, then the provisions of the Ground Lease shall govern and such inconsistent provision in this Lease shall be of no further force and effect and Tenant shall have no claim, demand or other cause of action against Landlord or any of its employees or agents as a consequence of Tenant's inability to exercise such right or enforce such provision.

         16.5 Tenant's Attornment: Tenant shall attorn (i) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Premises, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure, or (iii) to the Ground Lessor under the Ground Lease should the Ground Lease be terminated; provided the transferee agrees to recognize Tenant's rights under this Lease which accrue after the date of the transfer in question.

         16.6 Lender Protection: In the event of any default on the part of the Landlord, Tenant will give notice by registered mail to any Lender whose name, if any, has been provided to Tenant and shall offer such Lender(s) a reasonable opportunity to cure the default not to exceed thirty (30) days from the expiration of the time period granted to Landlord to cure such default; provided, however, that if such Lender(s) require additional time to cure a default on the part of Landlord or to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure, the Lender shall be granted such opportunity, provided that the Lender gives reasonable assurances to Tenant that such default will be cured.

         16.7 Estoppel Certificates and Financial Statements: At all times during the Lease Term, Tenant agrees, within ten (10) days after any request by Landlord, promptly to execute and deliver to Landlord an estoppel certificate,
(i) certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults, stating the nature of such uncured defaults, and (iv) certifying such other information about the Lease as may be reasonably required by Landlord. At any time during the Lease Term, Tenant shall, upon ten (10) days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the twenty-four (24) month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of Landlord's interest in the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

         16.8 Force Majeure: Any prevention, delay, or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay, or stoppage, of any obligation hereunder, except the obligation of Tenant to pay rent or any other sums due hereunder.

         16.9 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by mail. Personally served notices shall be deemed to have been given when received by the party, if served by mail, such notice shall be deemed to have been given (i) on the third business day after mailing to the party if such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served at the address set forth below, and (ii) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this Paragraph.

              Address For Landlord:     Coherent, Inc.
                                        5100 Patrick Henry Drive
                                        Santa Clara, California
                                        Attn:  Chief Financial Officer

              with copy to:             Wilson, Sonsini, Goodrich & Rosati
                                        650 Page Mill Road
                                        Palo Alto, CA 94304-1050
                                        Attn: Real Estate Department

              Address For Tenant:       Legato Systems, Inc.
                                        3210 Porter Drive
                                        Palo Alto, California 94304
                                        Attn: Chief Financial Officer

              with copy to:             Gunderson, Dettmer, et al.
                                        600 Hansen Way, 2nd Floor
                                        Palo Alto, CA  94304

         16.10 Attorneys' Fees: If either party shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease, then the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

         16.11 Corporate Authority: If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the bylaws of said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California and that the corporation has full right and authority to enter into this Lease. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.

         16.12 Miscellaneous: Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If Tenant is a corporation, nothing in this Paragraph is intended to confer personal liability upon the officers or shareholders of Tenant. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. All measurements of gross leasable area shall be made from the outside faces of exterior walls and the centerline of joint partitions. Landlord makes no covenant or warranty as to the exact square footage of any area. Where Tenant is obligated not to perform any act, Tenant is also obligated to restrain any others within its control from performing said act, including Tenant's Agent's. Landlord shall not become or be deemed a partner nor a joint venturer with Tenant by reason of the provisions of this Lease. Except as expressly provided otherwise herein, if either party's consent or approval is required as a condition to the doing of any act by the other party, such consent shall not be unreasonably withheld.

         16.13 Brokerage Commissions: Tenant warrants that is has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease other than BT Commercial (Tenant's Broker). Landlord=s broker, Catalyst Real Estate Group and Tenant=s Broker shall each be entitled to one-half of any commission due and payable upon execution of this Lease.

         16.14 Consents and Approvals: Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. The review and/or approval by Landlord of any item to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits hereto shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Premises under this Lease, and no third parties, including Tenant, and any of Tenant's Agents or any person or entity claiming by, through or under Tenant, shall have any rights hereunder.

         16.15 Termination by Exercise of Option: If this Lease is terminated pursuant to its terms by the proper exercise of an option to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate thirty (30) days after the date the option to terminate is properly exercised (unless another date is specified in that part of the Lease creating the option, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination. This paragraph does not apply to a termination of this Lease by Landlord as a result of a default by Tenant.

         16.16 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's agent(s) has made any representation or warranty as to
(i) whether the Premises may be used for Tenant's intended use under existing Law or (ii) the suitability of the Premises for the conduct of Tenant's business or the condition of any improvements located thereon. Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any addendum or amendment hereto. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         16.17 Condition Precedent: This Lease and Landlord's and Tenant's obligations hereunder are subject to and conditioned upon the execution by Ground Lessor of a Consent to Sublease and Recognition and Attornment Agreement ("Consent Agreement") with respect to this Lease in a form reasonably acceptable to both Landlord and Tenant. If such Consent Agreement is not obtained within thirty (30) days after the Effective Date, then either Landlord or Tenant may, at any time thereafter until such consent is obtained, terminate this Lease by giving the other party written notice, whereupon Landlord shall promptly return to Tenant all monies previously paid by Tenant hereunder.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

AS LANDLORD:                              AS TENANT:
COHERENT, INC. a Delaware                 LEGATO SYSTEMS, INC., a Delaware
corporation                               corporation

By: /s/ Scott H. Miller                   By: /s/ Louis C. Cole
    ---------------------------------         ---------------------------------
Printed                                   Printed
Name: Scott H. Miller                     Name: Louis C. Cole
      --------------------------------    --------------------------------
Its:  Vice President & General Counsel    Its: CEO
      --------------------------------         -----------------------
Date: 3/14/96                             Date: 3/14/96
      --------------------------------          -----------------------

                                          By: /s/ Gary Thompson
                                              -------------------------
                                          Printed
                                          Name: Gary Thompson
                                                -----------------------
                                          Its:  CFO
                                                -----------------------
                                          Date: 3/14/96
                                                -----------------------


If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the chairman of the board, president or vice-president and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the Bylaws or resolution of the Board of Directors shall otherwise provide, in which event, the Bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                  LEASE SUMMARY


    Lease Date:                        January 26, 1996

    Landlord:                          Coherent, Inc.

    Tenant:                            Legato Systems, Inc.

    Premises:                          3210 Porter Drive
                                       Palo Alto, California 94304

    Building Square Footage:           Deemed to be 95,500 square feet

    Lease Term (Paragraph 2):          120 months, with two extension options

    Monthly Rent (Paragraph 3.1)        Months         Amount Per Month
                                          1-12             $157,575
                                         13-24              162,350
                                         25-36              167,125
                                         37-48              171,900
                                         49-60              176,675
                                         61-72              181,450
                                         73-84              186,225
                                         85-96              191,000
                                         97-108             195,775
                                        109-120             200,550

    Security Deposit (Paragraph 3.6):   $157,575

    Address for Notices                 See Paragraph 16.9

             The provisions of the Lease identified above in parentheses are those provisions making reference to the above-described Lease terms. Each reference in the Lease shall incorporate the applicable Lease terms. In the event of any conflict between this Lease Summary and the Lease, the Lease shall control.

    LANDLORD:                          TENANT:
    COHERENT, INC., a                  LEGATO SYSTEMS, INC., a
    Delaware corporation               Delaware corporation

    By:                                By:
        ---------------------------        --------------------------
    Printed                            Printed
    Name:                              Name:
         --------------------------         -------------------------
    Its:                               Its:
         --------------------------         -------------------------